UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

January 25, 2012

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Suite 150, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 26, 2012, Heritage Bankshares, Inc. (the “Company”) issued a press release related to its results of operations and financial condition for the quarter and full year ended December 31, 2011 (the “Press Release”). The text of the Press Release is included as Exhibit 99.1 to this report and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The Company will include audited financial statements and additional analyses for the year ended December 31, 2011 as part of its Form 10-K covering the period.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) With this Current Report on Form 8-K, the Company is also reporting several matters related to the compensatory arrangements of its named executive officers.

New Employment Agreement for Michael S. Ives

The Company and Michael S. Ives, the Company’s President & Chief Executive Officer, entered into an Amended and Restated Employment Agreement dated January 25, 2012 (the “New Employment Agreement”), replacing and superseding in its entirety Mr. Ives’ prior employment agreement with the Company. The New Employment Agreement contains the following material provisions: (i) Mr. Ives’ term of employment is extended through January 31, 2018; (ii) Mr. Ives is paid a base salary of $400,000 per year, no change from the salary paid under his prior agreement; and (iii) likewise consistent with his prior agreement, Mr. Ives is eligible to receive an annual incentive bonus based on performance during the applicable year, as determined by the Board of Directors in its discretion, but no annual bonus may exceed 35% of the base salary paid to Mr. Ives during the applicable year. In addition, under the New Employment Agreement, the Company will grant to Mr. Ives an award of certain shares of restricted common stock of the Company, which is subject to vesting over five years, as further described below.

The New Employment Agreement also provides for certain payments to Mr. Ives in the following events of termination of his employment:

•

Mr. Ives will continue to receive his base salary for the remainder of the term of his agreement following his termination by the Company without “cause” (as defined in the agreement), except for termination without cause within 12 months after a “change of control” (as defined in the agreement), together with payment for all accrued and unused vacation and sick leave;

•

Mr. Ives will continue to receive his base salary for the remainder of the term of his agreement following his resignation for “good reason” (as defined in the agreement), except for resignation for good reason within 12 months after a “change in control”, together with payment for all accrued and unused vacation and sick leave;

•

if within 12 months after a change of control Mr. Ives’ employment is terminated without cause or Mr. Ives resigns for good reason, Mr. Ives will receive a lump-sum severance payment equal to 2.99 times his average annual compensation (includable in gross income for federal tax purposes) over the five years prior to the change of control and an additional “gross-up” payment to compensate Mr. Ives for any excise tax payable on such severance pay, together with payment for all accrued and unused vacation and sick leave; and

•	in the event of Mr. Ives’ death, his estate will receive one month’s base salary together with payment for all accrued and unused vacation and sick leave.

Mr. Ives is subject to customary noncompetition, nonsolicitation and nondisclosure covenants under his New Employment Agreement. In addition, any amounts payable to Mr. Ives under his New Employment Agreement are subject to, among other things, applicable limitations and conditions prescribed by Section 409A of the Internal Revenue Code, as well as to any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time under the Dodd-Frank Act or otherwise.

A copy of the New Employment Agreement for Mr. Ives is attached as Exhibit 10.10 to this report and is incorporated by reference into this Item 5.02. The foregoing summary of certain provisions of the New Employment Agreement is qualified in its entirety by reference to the document.

Amendments to Equity Incentive Plan

The Company has previously adopted and sponsors the Heritage 2006 Equity Incentive Plan, as amended and restated effective January 28, 2009 (the “Equity Incentive Plan”), under which the named executive officers of the Company (among others) participate. (For additional information regarding the terms and conditions of the Equity Incentive Plan, as well as a copy of the Plan itself, please see the Company’s Form S-8 filed on July 28, 2009.) The Equity Incentive Plan empowers the Board of Directors of the Company, in its discretion, to amend the Equity Incentive Plan in certain respects. Consistent with its authority to amend the Equity Incentive Plan, the Board has adopted and approved the following Plan amendments, effective January 25, 2012:

•	The Board amended Section 1.24 of the Plan so that it now reads as follows:

“1.24 “Retirement” means the retirement of an officer or other employee from the Corporation or a Subsidiary or the retirement of a non-employee director from the Board, in any such case either (i) at or after age 65 or (ii) at an age earlier than 65 when approved by a majority of the Board with respect to a particular officer, employee or non-employee director.”

•	The Board also amended Section 9.1 of the Plan so that it now reads as follows:

“9.1 The Board may cause the Corporation to issue Restricted Stock from time to time. Whenever the Board deems it appropriate to grant Restricted Stock hereunder, the Participant and the Corporation shall enter into a Restricted Stock Award Agreement with respect to such Award in the form prescribed by the Board, which such Agreement shall state the number of Shares granted as Restricted Stock and the terms, conditions and restrictions to which the Restricted Stock is subject. Restricted Stock may be granted with or without cash consideration. Upon, and not before, the lapsing or removal of the restrictions (i.e., the vesting) on any Shares of Restricted Stock in accordance with the applicable provisions of the Plan, the Corporation shall issue Common Stock in respect of such Restricted Stock that has vested either (i) in certificate form or (ii) in book-entry form, in either case registered in the name of the Participant.”

New Grants of Restricted Stock Awards

The Equity Incentive Plan further empowers the Board of Directors, in its discretion, to grant equity awards thereunder and to determine the terms, conditions and restrictions of each award granted. On January 25, 2012, based on and after due consideration of the recommendations of the Compensation Committee of the Board of Directors, among grants to other Company executives, the Board approved the following grants of restricted stock awards to its named executive officers under the Equity Incentive Plan:

Grantee	Date of Grant	Number of Shares
Michael S. Ives	February 1, 2012	16,100
John O. Guthrie	February 1, 2012	5,000
Leigh C. Keogh	February 1, 2012	5,000
Sharon C. Lessard	February 1, 2012	5,000

The shares of restricted stock will vest over five (5) years, at the rate of 20% per year, subject to accelerated vesting in limited circumstances. Until the shares of restricted stock vest, they may not be sold, transferred, pledged, assigned or otherwise disposed. In the event of the grantee’s termination of employment for any reason other than death, permanent disability or retirement, all unvested shares of restricted stock shall be automatically forfeited.

Item 8.01. OTHER EVENTS

Stock Repurchase Program

The Company also announced in the Press Release that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to 116,000 shares, or approximately 5%, of its outstanding common stock from time to time over the next twelve months. The Company’s repurchases may be executed through open market purchases, privately negotiated transactions or through other arrangements that comply with applicable securities laws. The Company will finance the repurchases from cash on hand. The program does not require the Company to purchase any specific number of shares or make purchases at any specific time or in any particular situation, and the program may be suspended or discontinued at any time without prior notice.

Dividends

In addition, the Company announced in the Press Release that, on January 25, 2012, the Board of Directors declared a quarterly dividend on the Company’s common stock in the amount of $0.06 per share, payable on February 17, 2012 to shareholders of record on February 6, 2012.

The same day, the Board of Directors also declared a dividend on the preferred stock issued by the Company in connection with its participation in the Small Business Lending Fund Program. Specifically, the Board declared a cash dividend of $47,527.50, which represents the expected amount of the dividend next payable by the Company under the SBLF program based on its applicable level of “Qualified Small Business Lending”. This dividend shall be payable and paid on April 2, 2012 to the holder of the SBLF preferred stock of record on March 20, 2012 (currently the sole shareholder of record of the SBLF preferred stock is the Secretary of the Treasury).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.10	Amended and Restated Employment Agreement with Michael S. Ives.

99.1	Press Release issued by Heritage Bankshares, Inc. on January 26, 2012.

Heritage Bankshares, Inc.
(Registrant)

Date: January 31, 2012	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.10	Amended and Restated Employment Agreement with Michael S. Ives.

99.1	Press Release issued by Heritage Bankshares, Inc. on January 26, 2012.